Burford Capital Fourth Quarter and Full Year 2024 Financial Results March 3, 2025 This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Burford Capital Notice and disclaimer 2 This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited and its subsidiaries (the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three months and the year ended December 31, 2024 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. All figures as of and for the three months and the year ended December 31, 2024 contained in this Presentation are preliminary and unaudited. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although the Company believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results and events to differ materially from (and be more negative than) future results and events expressed, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information under the Company’s control due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) competitive factors and demand for the Company’s services and capital; (xi) failure of lawyers to prosecute and/or defend claims which the Company has financed with necessary skill and care or misalignment of their clients’ interests with the Company’s; (xii) poor performance by the commitments the Company makes on behalf of its private funds; (xiii) negative publicity or public perception of the legal finance industry or the Company; (xiv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xv) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvi) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xvii) potential liability from litigation and legal proceedings against the Company; (xviii) the Company’s ability to hire and retain key personnel; (xix) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xx) exposure to foreign currency exchange rate fluctuations; (xxi) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxii) cybersecurity risks and improper functioning of the Company’s information systems or those of its third-party service providers; (xxiii) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxiv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxv) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvi) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxvii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC"). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.. In addition to forward-looking statements, this Presentation includes certain data based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Burford Capital Notice and disclaimer (continued) 3 Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”), return on tangible common equity (“ROTCE”) and various indebtedness leverage ratios. The Company believes that (i) cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets, (ii) TBVPS is an important measures of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders and (iii) ROTCE is an important measure of the Company’s operating and financial performance and is useful to management and investors when assessing the performance of Burford-only capital provision assets. In addition, the Company uses certain unaudited key performance indicators(“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. Additional information with respect to these non-GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Reconciliations” and “Glossary” sections of this Presentation. Industry and market data. Any industry and market information contained in this Presentation, or on which this Presentation is based, has been obtained from sources that the Company believes to be reliable and accurate. However, no representation or warranty, express or implied, is made as to the fairness, accuracy or completeness of the information or opinions contained in this Presentation, which information and opinions should not be relied or acted on. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Burford Capital Burford Reports 4Q24 and FY24 Financial Results “Burford had a splendid 2024. We achieved record- breaking cash realizations with returns well above our historical averages as well as strong growth in new business. We were also added to the Russell indices and cemented our transition to reporting as a US domestic issuer. Our 2025 Investor Day on April 3 will be a great forum to share even more with you on the potential of the current portfolio as well as Burford’s path forward as we continue to grow. We hope you can join us.” Christopher Bogart Chief Executive Officer Dividend On February 28, 2025, Burford’s board of directors declared a final dividend for the year ended December 31, 2024 of $0.0625 per ordinary share to be paid, subject to shareholder approval at the 2025 annual general meeting, on June 13, 2025 to shareholders of record on May 23, 2025. Conference Call Burford will hold a conference call for investors and analysts at 10.00am EST / 3.00pm GMT on Monday, March 3, 2025. The dial-in numbers for the conference call are +1 (646) 307-1963 (USA) or +1 (800) 715-9871 (USA and Canada toll free) / +44 (0)20 3481 4247 (UK) or +44 800 260 6466 (UK toll free) and the access code is 37665. To minimize the risk of delayed access, participants are urged to dial into the conference call by 9.40am EST / 2.40pm GMT. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/169138797, and pre-registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR), and it works with companies and law firms around the world from its offices in New York, London, Chicago, Washington, D.C., Singapore, Dubai and Hong Kong. For more information, please visit www.burfordcapital.com. 4

Burford Capital Contents 5 Burford has always focused on providing disclosure that represents what shareholders actually own, which is reflected in the “Burford-only” basis of financial reporting. “Burford-only” reporting removes the impact of private fund entities that must be consolidated under accounting standards, even though economic ownership resides with a third party. Beginning with the 4Q24 and FY24 financial results, the Burford-only disclosure will be enhanced with a more prominent use of segment reporting through two reportable segments: (i) “Principal Finance” (which captures the financial impact of the legal finance portfolio funded by Burford’s balance sheet) and (ii) “Asset Management and Other Services” (which captures fee income from Burford’s private funds funded by third-party capital and income earned from other service-related operations). Under US reporting standards, the use of segment reporting allows for more efficient and helpful disclosure on the key metrics that illuminate how Burford generates shareholder value in each segment. The sum of Burford’s two reportable segments will be referred to as “Total Segments” in certain disclosures, which is consistent with and identical to reporting on an aggregate “Burford-only” basis. The Principal Finance segment reporting will be further simplified by discontinuing the use of the labels “capital provision-direct” or “core portfolio” (which described direct funding of legal finance assets by Burford’s balance sheet) and “capital provision-indirect” (which described indirect funding of legal finance assets through commitments made by Burford’s balance sheet to private funds). Performance track record measures such as return on invested capital (ROIC) and internal rate of return (IRR) will be entirely consistent with prior reporting and reflect direct funding by the balance sheet (formerly referred to as “capital provision-direct” or “core portfolio”), excluding the impact of any balance sheet commitments to private funds. Additionally, we have added new disclosures to the earnings presentation that we believe investors will find useful: • Portfolio exposure by geography and asset type • Portfolio fair value bridge for quarter and full year • Implied ROIC on realizations by period • Weighted average life of active deployed cost 6 Consolidated GAAP Financial Results 7 4Q24 and FY24 Key Messages 8 Financial Metrics Summary 9 Total Segments (Burford-only) Financial Results 12 Segment Reporting: Principal Finance 22 Segment Reporting: Asset Management and Other Services 26 Liquidity and Capital Management 31 Consolidated Financial Statement Reconciliations 36 Reconciliations 49 Glossary Page Important updates to financial reporting structure and terminology NOTE: All data in this Presentation is preliminary and unaudited and is for the three months and year ended December 31, 2024 (“4Q24” and “FY24”, respectively) compared to the three months and year ended December 31, 2023 (“4Q23” and “FY23”, respectively), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding.

4Q24 and FY24 Financial Results — GAAP Consolidated

- Consolidated GAAP net income/(loss) was $230 million for FY24 and $14 million for 4Q24
- Net income/(loss) attributable to Burford Capital Limited shareholders was $146 million for FY24 and $(13) million for 4Q24

Consolidated (GAAP) *$ in thousands*	FY24	FY23	4Q24	4Q23
Revenues				
Capital provision income/(loss)	552,066	1,341,923	82,572	325,810
Net realized gains/(losses)	*439,665*	*251,618*	*177,392*	*80,287*
Unrealized gains/(losses) ex YPF-related assets	*819*	*261,633*	*(62,587)*	*118,834*
Unrealized gains/(losses) from YPF-related assets	*127,162*	*820,011*	*(14,620)*	*124,773*
Other capital provision income/(loss)	*(15,580)*	*8,661*	*(17,613)*	*1,916*
Plus/(Less): Third-party interests in capital provision assets	(42,384)	(279,263)	4,256	(43,319)
Asset management income/(loss)	8,340	7,642	1,686	1,875
Marketable securities income/(loss) and interest	25,014	12,208	3,968	5,849
Other income/(loss)	3,051	4,392	543	2,358
Total revenues	**546,087**	**1,086,902**	**93,025**	**292,573**
Operating expenses				
Compensation and benefits	123,659	221,084	36,033	109,347
Salaries and benefits	*42,418*	*39,788*	*9,657*	*10,951*
Annual incentive compensation	*29,210*	*32,697*	*14,707*	*16,916*
Share-based and deferred compensation	*8,822*	*21,128*	*1,673*	*5,944*
Long-term incentive compensation including accruals	*43,209*	*127,471*	*9,996*	*75,536*
General, administrative and other	31,025	33,656	6,503	8,567
Case-related expenditures ineligible for inclusion in asset cost	801	16,496	(2,233)	2,323
Total operating expenses	155,485	271,236	40,303	120,237
Other expenses				
Finance costs	135,593	99,135	34,161	28,445
Foreign currency transactions (gains)/losses	1,421	(21,752)	2,372	(603)
Total other expenses	137,014	77,383	36,533	27,842
Income/(loss) before income taxes	**253,588**	**738,283**	**16,189**	**144,494**
Provision for/(benefit from) income taxes	24,005	20,084	2,244	4,534
Net income/(loss)	**229,583**	**718,199**	**13,945**	**139,960**
Less: Net income/(loss) attributable to non-controlling interests	83,099	107,677	26,913	39,865
Net income/(loss) attributable to Burford Capital Limited shareholders	**146,484**	**610,522**	**(12,968)**	**100,095**

Burford Capital 6

Key Messages on FY24 Results

1 Record realizations and net realized gains reflect portfolio momentum

- Record realizations of $641 million up more than 20% and diversified across more than 70 assets
- Overall cash generation levels were also at record levels with cash receipts of $699 million in FY24 more than 30% higher than previous annual peak in FY20
- Net realized gains of $327 million were an annual record by a wide margin and more than double the average annual net realized gains over the prior four years

2 Attractive gross return levels on realizations

- FY24 net realized gains at a 108% ROIC (or 2.1x MOIC), well above the historical track record and almost double FY23
- Portfolio has now generated more than $3.3 billion of realizations since inception at a ROIC of 87% (1.9x MOIC) and IRR of 26%

3 The portfolio continues to scale

- Portfolio grew at a 15% CAGR since FY20 and 8% in FY24
- Definitive undrawn commitments of $774 million were up more than 30% compared to the prior year end
- Target realizations on new commitments were up significantly year over year



Group-wide total portfolio
As of period end
($ in millions)
4,601
1,582
3,019
5,333
1,883
3,450
6,147
2,204
3,943
7,170
2,330
4,840
7,390
2,185
5,204
2020
2021
2022
2023
2024
15%
CAGR
2020-24
Principal Finance
Asset Management and Other Services

NOTE: References on this page to "portfolio" and portfolio activity such as realizations and net realized gains refer to our Principal Finance segment, and all metrics are shown on a Burford-only basis. In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

Burford Capital 7

Burford Capital Financial Metrics Summary $ in millions except per share data and as otherwise noted FY24 FY23 Capital provision income 388 896 Net realized gains 327 187 Asset management income 45 64 Net income 146 611 Earnings per share 0.66 2.74 8 Dec 31, 2024 Dec 31, 2023 Shareholders’ equity 2,419 2,291 Book value per ordinary share 11.03 10.46 Tangible book value per ordinary share 10.42 9.85 Debt payable 1,764 1,535 Debt/ Net tangible equity 0.8x 0.7x Liquidity (Cash and marketable securities) 521 303 FY24 FY23 Cash receipts 699 489 Financial Results Total Segments (Burford-only) Balance Sheet and Liquidity Measures Total Segments (Burford-only) 3 years (2022-2024) Rolling return on tangible common equity1 14%ROTCE (%) 1) Rolling return on tangible common equity is shown for the trailing three-year period and is calculated as the average of the fiscal year net income/(loss) attributable to Burford Capital Limited shareholders in each annual period divided by the average of the tangible common equity as of the end of each fiscal year during the measurement period, including the fiscal year-end immediately preceding the measurement period.

Total Segments

Burford Capital Segment Reporting Overview 10 Consolidated (GAAP) Total Segments (Burford-only) Reflects financial results and business economics attributable to BUR shareholders Adjustments to remove the financial impact of certain consolidated private funds and other third-party interests1 Principal Finance segment Asset Management and Other Services segment FY24 Revenues $413 million Total Portfolio $5.2 billion FY24 Revenues $48 million Total Portfolio $2.2 billion Captures the financial impact of the legal finance portfolio funded by Burford’s balance sheet Captures fee income from Burford’s private funds funded by third-party capital and income earned from other service-related operations Consolidated private funds and third-party interests 1) See consolidated financial statement reconciliations.

4Q24 and FY24 Financial Results — Total Segments (Burford-only)

- Net realized gains up 75% in FY24 to a new record of $327 million
- YPF judgment in FY23 significantly impacted both unrealized gains and operating expense accruals, which skews comparisons of FY24 to FY23
- Operating expenses were $153 million in FY24, down 57% from FY23, primarily driven by lower long-term incentive compensation accruals which correlate to unrealized gains in capital provision income
- Finance costs were $136 million in FY24, up from FY23, driven by incremental debt principal issuance in January 2024 and a slightly higher weighted average cost of debt

Total Segments (Burford-only) *$ in thousands*	FY24	FY23	4Q24	4Q23
Revenues				
Capital provision income/(loss)	388,124	896,371	45,900	219,969
Net realized gains/(losses)	*327,174*	*187,376*	*141,637*	*62,856*
Unrealized gains/(losses)	*76,001*	*700,838*	*(78,493)*	*156,004*
Other capital provision income	*(15,051)*	*8,157*	*(17,244)*	*1,109*
Asset management income/(loss)	44,627	63,712	15,357	22,530
Other income/(loss)	27,629	16,459	4,435	8,116
Total revenues	**460,380**	**976,542**	**65,692**	**250,615**
Operating expenses				
Compensation and benefits	123,659	221,084	36,033	109,347
General, administrative and other	30,452	32,783	6,502	7,668
Case-related expenditures ineligible for inclusion in asset cost	(1,057)	14,671	(2,458)	1,146
Total operating expenses	153,054	268,538	40,077	118,161
Other expenses				
Finance costs	135,593	99,135	34,161	28,445
Foreign currency transactions (gains)/losses	1,244	(21,737)	2,178	(620)
Total other expenses	136,837	77,398	36,339	27,825
Income/(loss) before income taxes	**170,489**	**630,606**	**(10,724)**	**104,629**
Provision for/(benefit from) income taxes	24,005	20,084	2,244	4,534
Net income/(loss)	**146,484**	**610,522**	**(12,968)**	**100,095**
Per diluted ordinary share	**0.66**	**2.74**	**(0.06)**	**0.45**

Burford Capital 11

Segments: Principal Finance

Burford Capital 4Q24 and FY24 Segment Results Principal Finance Segment Principal Finance Segment $ in thousands FY24 FY23 4Q24 4Q23 Revenues Capital provision income/(loss) 388,124 896,371 45,900 219,969 Net realized gains/(losses) 327,174 187,376 141,637 62,856 Unrealized gains/(losses) 76,001 700,838 (78,493) 156,004 Other capital provision income/(loss) (15,051) 8,157 (17,244) 1,109 Other income/(loss) 24,578 12,067 3,892 5,758 Total revenues 412,702 908,438 49,792 225,727 Operating expenses Compensation and benefits 101,758 196,623 22,504 91,808 General, administrative and other 25,012 29,219 5,380 10,739 Case-related expenditures ineligible for inclusion in asset cost (1,057) 14,671 (2,458) 1,146 Total operating expenses 125,713 240,513 25,426 103,693 Other expenses Finance costs 135,593 99,136 34,161 28,446 Foreign currency transactions (gains)/losses 1,244 (21,737) 2,178 (620) Total other expenses 136,837 77,399 36,339 27,826 Income/(loss) before income taxes 150,152 590,526 (11,973) 94,208 13

Burford Capital 21% 21% 19% 18% 7% 3% 3% 8% Mixed portfolio IP Antitrust Arbitration Contract Asset recovery Bankruptcy/insolvency Other Portfolio Snapshot Principal Finance Segment 14 2,009 2,318 2,636 3,432 3,571 1,010 1,132 1,307 1,408 1,633 3,019 3,450 3,943 4,840 5,204 2020 2021 2022 2023 2024 Fair value Undrawn commitments Portfolio by fair value and undrawn commitments Capital provision assets ($ in millions) 950 1,218 1,465 1,552 1,603 245 279 349 509 503 813 821 823 1,372 1,465 2,009 2,318 2,636 3,432 3,571 2020 2021 2022 2023 2024 Deployed cost (ex YPF-realted assets) Fair value gains (ex YPF-related assets) Fair value of YPF-related assets Portfolio fair value components Capital provision assets with YPF-related assets breakout ($ in millions) 50% 25% 22% 2% 1% North America EMEA Global APAC Other Portfolio exposure by geography Deployed cost of capital provision assets (ex YPF-related assets) ($ in millions) Portfolio exposure by asset type Deployed cost of capital provision assets (ex YPF-related assets) ($ in millions) 2020-24 CAGR 14% 15% 15% $1,603 $1,603

Principal Finance Segment

Capital Provision Income and Fair Value Bridge

($ in millions)	FY24	FY23	4Q24	4Q23
Net realized gains/(losses)	327,174	187,376	141,637	62,856
Unrealized gains/(losses), ex YPF-related assets	(8,579)	157,929	(68,663)	72,602
Total realized and unrealized gains/(losses), ex YPF-related assets	**318,595**	**345,305**	**72,974**	**135,458**
Unrealized gains/(losses) from YPF-related assets	84,580	542,909	(9,830)	83,402
Other capital provision income/(loss)	(15,051)	8,157	(17,244)	1,109
Total capital provision income/(loss)	**388,124**	**896,371**	**45,900**	**219,969**

Fair value of capital provision assets — FY24 and 4Q24 Bridge



FY24
3,432
399
243
6
166
647
16
3,571
Fair value at Dec 31, 2023
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
Foreign exchange impact
Fair value at Dec 31, 2024
Income for the Period



4Q24
3,653
129
59
61
65
256
18
3,571
Fair value at Sept 30, 2024
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
Foreign exchange impact
Fair value at Dec 31, 2024
Income for the Period

1) "Duration impact (passage of time)" represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period.
2) "Change in discount rate" represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the start of the measurement period applied to the portfolio as of the end of the measurement period.
3) "Milestones and other model impacts" represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration.

Burford Capital 15

Principal Finance Segment

New Business

- Deployments and growth in definitive commitments remained strong in FY24, but while these are important liquidity metrics, they do not account for the wide variety of risk/returns profiles in new assets. In other words, it is not predictive to look at deployments and impute some average return to every dollar
- Inside the business today, target realizations is the principal metric for goal-setting and performance evaluation, augmented by definitive commitments to ensure that new business leads to actual capital deployment
- On that basis new business was up significantly in FY24 compared to FY23, and more detail on the concept of target realizations will be introduced at our upcoming investor day event

Deployments

($ in millions)


Quarterly
denotes deployments related to interests in private funds
197
182
73
67
195
181
61
56
83
78
68
59
133
132
74
72
126
126
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
Annual
(chart scale adjusted)
252
225
448
447
477
457
412
382
401
389
FY20
FY21
FY22
FY23
FY24

Undrawn commitments

($ in millions)


1,010
575
347
YE 2020
1,132
527
523
YE 2021
1,307
640
592
YE 2022
1,408
767
592
YE 2023
702
New commitments
401
Deployments
76
(1) Commitment adjustments
Bridge from prior year-end
1,633
818
774
YE 2024
Definitive
Discretionary
Legal risk

1) Commitment adjustments include foreign currency impact from non-dollar denominated commitments as well as the retirement of unused commitments for concluded assets.

Burford Capital 16

Principal Finance Segment

Portfolio Realizations and Realized Gains

- Realizations of $641 million in FY24 were an annual record and up 21% compared to FY23
- FY24 realizations were well diversified, with seven assets each generating more than $20 million in realizations
  - Three of those seven generated $50 million or more
  - Four of those seven were from pre-2020 vintages and generated $187 million
- Very strong ROICs in 2Q24 (179%) and 4Q24 (135%) pushed FY24 ROIC up to 108%, the highest annual result since FY20 and well above historical average
- Net realized gains of $327 million in FY24 were an annual record by a wide margin and more than double the average annual net realized gains over the prior four years

Realizations
($ in millions)



Quarterly
Annual
(chart scale adjusted)
denotes realizations related to interests in private funds
4Q22: 158 / 158
1Q23: 64 / 62
2Q23: 138 / 133
3Q23: 93 / 79
4Q23: 237 / 222
1Q24: 63 / 61
2Q24: 157 / 155
3Q24: 168 / 165
4Q24: 253 / 244
FY20: 509 / 337
FY21: 299 / 264
FY22: 361 / 350
FY23: 531 / 496
FY24: 641 / 625

Net Realized Gains
($ in millions)

	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	FY20	FY21	FY22	FY23	FY24
Principal Finance	71	36	59	30	63	30	99	56	142	182	127	134	187	327
excluding private fund interests	70	36	59	29	63	29	99	56	140	180	128	133	186	325
Implied ROIC[1]	81%	136%	79%	58%	40%	89%	179%	52%	135%	114%	95%	61%	60%	108%

1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds (formerly referred to as capital provision-indirect).

Burford Capital 17

Burford Capital Historical Track Record ― Fully and Partially Concluded Assets 18 $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through December 31, 2024 ($ in millions) 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet as a limited partner in the Advantage Fund, which generally invested in legal finance assets with a lower risk/return profile. Inclusive of the balance sheet allocation to the Advantage Fund, concluded and partially concluded assets generated a ROIC of 86% and IRR remains at 26% since inception. 2) Average life weighted by realizations. • Burford has generated consistently high returns on $3.3 billion of realizations since inception in 2009 through December 31, 2024 • Strong returns on realizations in FY24 drove an increase in the cumulative ROIC since inception from 82% to 87% • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 80% of concluded case commitments were deployed $2,231 Commitments Adjudication-losses 77% ($1,385) of deployments settle in 2.5 years2 Settlement 7% ($120) of deployments go to adjudication and lose 16% ($281) of deployments go to adjudication and win in 2.9 years2 Adjudication-gains $972 Realizations 49% IRR 246% ROIC $1,786 Deployments $3,331 Realizations $19 Realizations -84% ROIC $2,340 Realizations 22% IRR 69% ROIC 87% ROIC 26% IRR 2.6 years2 WAL TOTAL Principal Finance Segment

Burford Capital -100 0 100 200 300 400 500 600 Net loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through December 31, 2024, 50 matters (including 11 matters in FY24) representing 14% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 14% of deployments experienced losses, but when that occurred, we recovered 32% of deployed cost, resulting in a 9.5% lifetime loss rate on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $250 ($169) $1,066 $446 $224 $317 $246 $951 $1,786 ($169) $1,715 14% of total 60% of total 26% of total 12% of total 18% of total 14% of total 56% of total Concluded (fully and partially) assets arrayed by ROIC From inception through December 31, 2024 ($ in millions) Cumulative weighted average ROIC 87% Gains Losses >700 % RO IC 19 1 1) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million. Asset ROIC Distribution ― Asymmetric Returns Principal Finance Segment

Burford Capital Deployed Capital by Vintage Principal Finance Segment 20 12 90 79 57 38 124 103 258 199 168 166 84 210 62 133 3 15 16 12 117 123 181 146 158 112 200 330 94 159 40 188 78 116 73 160 373 352 336 389 430 138 339 123 193 3 As of December 31, 2024 ($ in millions) Note: ROIC and IRR calculations reflect realizations from both fully and partially concluded assets. Deployments shown in the chart are reflected in the vintage year of the related asset commitment, while actual cash deployment is typically staged over the life of an asset. The WAL of active deployed cost is based on the actual timing of cash outflows as opposed to vintage year. Vintage 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 IRR 32% 18% 0% 41% 22% 10% 132% 14% 19% 33% 89% 30% 29% 48% 43% 86% Total Deployments Concluded $1,786 Active $1,663 WAL of active deployed cost 3.1 years Deployments Active Concluded Realizations

Burford Capital Status of YPF-related Assets • We believe YPF-related assets have the potential to deliver significant upside • Final judgment a complete win against Argentina of $16 billion, at the high end of the possible range of damages • Argentina has appealed to the Second Circuit Court of Appeals • Fair value of YPF-related assets of $1.5 billion as of December 31, 2024 YPF CASES’ PROCESS1 September 15, 2023 21 1) While Burford offers in this Presentation its views and interpretation of the ruling, those are qualified in their entirety by the actual text of the ruling, and we caution that investors cannot rely on Burford’s statements in preference to the actual ruling. In the event of any inconsistency between this Presentation and the text of the actual ruling, the text of the actual ruling will prevail and be dispositive. Burford disclaims, to the fullest extent permitted by law, any obligation to update its views and interpretation as the litigation proceeds. Moreover, the case remains in active litigation, and the Republic of Argentina filed a notice of appeal in October 2023 with the U.S. Court of Appeals for the Second Circuit; all litigation carries significant risks of uncertainty and unpredictability until final resolution, including the risk of total loss. Finally, Burford is and will continue to be constrained by legal privilege and client confidences in terms of the scope of its ability to speak publicly about the case or the ruling. Burford also cautions that there are meaningful remaining risks in the case, including appeals, enforcement and collateral litigation in other jurisdictions. Moreover, litigation matters often resolve for considerably less than the amount of any judgment rendered by the courts and to the extent that any settlement or resolution discussions occur in this case no public communication about those discussions will be possible until their conclusion. 2) In both Petersen and Eton Park, these numbers are approximations and will vary somewhat depending on the ultimate level of case costs by the end of the case, as we expect continued significant spending on the case. FINAL JUDGMENT • A complete win against Argentina of $16 billion, at the high end of the possible range of damages Expected Burford-only net entitlement2 • Around 35% of proceeds from Petersen case • Around 73% of proceeds from Eton Park case APPEAL BY ARGENTINA • Argentina has appealed to the Second Circuit Court of Appeals, and plaintiffs have cross-appealed on exclusion of YPF as a defendant • Appeal was fully briefed in August 2024 and awaiting date for oral argument ENFORCEMENT PROCESS • Trial court judgment is immediately enforceable • Enforcement process has commenced Principal Finance Segment

Segments: Asset Management and Other Services

Burford Capital 4Q24 and FY24 Segment Results Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands FY24 FY23 4Q24 4Q23 Revenues Asset management income 44,627 63,712 15,357 22,530 Other income/(loss) 3,051 4,392 543 2,358 Total revenues 47,678 68,104 15,900 24,888 Operating expenses Compensation and benefits 21,901 24,461 13,529 17,539 General, administrative and other 5,440 3,564 1,122 (3,071) Case-related expenditures ineligible for inclusion in asset cost -- -- -- -- Total operating expenses 27,341 28,025 14,651 14,468 Other expenses Finance costs -- -- -- -- Foreign currency transactions (gains)/losses -- -- -- -- Total other expenses -- -- -- -- Income/(loss) before income taxes 20,337 40,079 1,249 10,420 23

Asset Management and Other Services Segment

Asset Management Income and Portfolio

- Asset management income of $45 million in FY24 was down from $64 million in FY23, with lower profit-sharing income from BOF-C driven by lower capital provision income from underlying assets
- Cash receipts from asset management of $26 million in FY24, down from $32 million in FY23, but down proportionately less than asset management income
- Fair value and undrawn commitments within private funds totaled $2.2 billion as of December 31, 2024, with BOF-C higher and other private funds lower compared to December 31, 2023
- BOF-C is currently the most significant driver of asset management income, and had $845 million of active commitments and $452 million of active deployments as of December 31, 2024

Asset management income

($ in millions)



29
12
6
11
FY20
29
12
6
11
FY21
56
47
2
7
FY22
64
56
8
FY23
45
36
2
7
FY24
Management fees
Performance fees
Income from profit sharing

Cash receipts from asset management

($ in millions)



16
FY20
18
FY21
15
FY22
32
FY23
26
FY24

Portfolio of private funds[1]

As of period end

($ in millions)



1,582
421
1,161
FY20
1,883
683
1,200
FY21
2,204
889
1,315
FY22
2,330
1,045
1,285
FY23
2,185
1,082
1,103
FY24
Funds
BOF-C

1) Represents third-party fair value and undrawn commitments.

Burford Capital 24

Asset Management and Other Services Segment

Private Funds Summary Table

Fund	As of December 31, 2024 ($ in millions) Investor Commitments Closed	Asset Commitments to Date	Asset Deployments to Date	Assets Under Management[1] (AUM)	Fee Structure[2] (management/performance)	Performance Fee Waterfall	Investment Period End
BCIM Partners II, LP[3]	260	253	186	141	Class A: 2%/20% Class B: 0%/50%	European	12/15/15
BCIM Partners III, LP	412	447	331	413	2%/20%	European	1/1/20[4]
Burford Opportunity Fund LP and Burford Opportunity Fund B LP (BOF)	300	399	300	377	2%/20%	European	12/31/21[5]
BCIM Credit Opportunities, LP (COLP)	488	699	695	409	1% on undrawn & 2% on funded / 20% incentive	European	9/30/19[4]
Burford Alternative Income Fund LP[3] (BAIF)	327	677	662	268	1.5%/10%	European	4/4/22
Burford Alternative Income Fund II LP (BAIF II)	350	349	289	382	1.5%/12.5%	European	9/11/25
Burford Advantage Master Fund LP (Advantage Fund)	360	370	366	410	Profit split[6]	American	12/24/24
Burford Opportunity Fund C LP[3] (BOF-C)	766	1,274	781	1,055	Expense reimbursement + profit share	Hybrid	12/31/24
Total Private Funds Platform	3,263	4,468	3,610	3,455			

1) Assets under management of $3,455 million reflects the fair value of the capital invested in private funds and vehicles plus the capital that we are entitled to call from investors in those private funds and vehicles. The total portfolio value shown for our Asset Management and Other Services segment of $2,185 million reflects the fair value of portfolio assets plus the undrawn commitments to portfolio assets, and also excludes the balance sheet's interest in the Advantage Fund, which is reflected in the portfolio value for our Principal Finance segment.
2) As of December 31, 2024, we no longer earned any management fees from BCIM Partners II, LP, BCIM Partners III, LP, COLP and BAIF.
3) Includes amounts related to "sidecar" funds.
4) Ceased commitments to new legal finance assets in the fourth quarter of 2018 due to capacity.
5) Ceased commitments to new legal finance assets in the fourth quarter of 2020 due to capacity.
6) The Advantage Fund does not have a traditional management and performance fee structure but instead provides the first 10% of annual simple returns to the fund investors while we retain any excess returns. However, if the Advantage Fund produces returns in excess of 18% (which are supranormal for this level of risk), a level of sharing with the fund investors would take effect, but we do not expect that to occur.

Burford Capital 25

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts

- Cash and marketable securities were $521 million as of December 31, 2024, up from $303 million as of December 31, 2023 driven by record cash receipts during FY24
- A portion of current liquidity supports upcoming debt maturity of $129 million in August 2025
- Burford-only cash receipts of $699 million in FY24 were up 43% from FY23 and represent an annual record by a wide margin
- Due from settlement balance of $184 million as of December 31, 2024 was flat compared to $185 million as of December 31, 2023, however 97% of the prior period balance was collected during FY24 and replaced with additional due from settlement receivables during FY24

FY24 cash bridge

Burford-only
($ in millions)



303
699
75
123
32
922
401
521
A
B
C
D
E
F
G
H

A. Cash and marketable securities as of December 31, 2023
B. Cash receipts
C. Proceeds from debt issuance, net of debt purchases, interest and debt issuance costs
D. Operating expenses net of change in payables
E. Dividends and acquisitions of ordinary shares into treasury
F. Cash balance before deployments
G. Burford-only deployments
H. Cash and marketable securities as of December 31, 2024

Cash receipts

Burford-only
($ in millions)



Quarterly
99
97
150
133
109
138
107
310
144
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
Annual
(chart scale adjusted)
519
281
328
489
699
FY20
FY21
FY22
FY23
FY24

Burford Capital 27

Operating Expenses

- In FY24, operating expenses fell 43% year on year, primarily due to a 66% decrease in long-term incentive compensation, attributable mainly to the absence in FY24 of extraordinary fair value increases in the YPF-related assets
- Lower share-based and deferred compensation primarily reflected movements in market value of underlying deferred compensation plan investments including Burford stock
- Case-related expenditures were also sharply lower due to the resolution of certain assets in FY23 and recoveries from an insurance policy in FY24
- Operating expenses as a percentage of total revenues remained well below 2020-22 levels, despite the non-recurrence of extraordinary unrealized gains in YPF-related assets
- As a proportion of group-wide portfolio, operating expenses were at the low end of a recent range of 2.0-2.5%, even without significant growth in portfolio fair value in FY24

Operating expense detail

Total Segments (Burford-only)
($ in millions)

$ in thousands	FY24	FY23	4Q24	4Q23
Compensation and benefits				
Salaries and benefits	*42,418*	*39,788*	*9,657*	*10,951*
Annual incentive compensation	*29,210*	*32,697*	*14,707*	*16,916*
Share-based and deferred compensation	*8,822*	*21,128*	*1,673*	*5,944*
Long-term incentive compensation including accruals	*43,209*	*127,471*	*9,996*	*75,536*
Total compensation and benefits	123,659	221,084	36,033	109,347
General, administrative and other	30,452	32,783	6,502	7,668
Case-related expenditures ineligible for inclusion in asset cost	(1,057)	14,671	(2,458)	1,146
Total operating expenses	153,054	268,538	40,077	118,161

Operating expenses as % of total revenues

Total Segments (Burford-only)



76%
17%
59%
49%
15%
34%
37%
12%
25%
27%
4%
23%
33%
6%
27%
2020
2021
2022
2023
2024
Compensation and benefits
Other

Operating expenses as % of group-wide portfolio

Total Segments (Burford-only)
As of period end



2.5%
2.7%
2.0%
1.0%
3.7%
2.7%
2.1%
2020
2021
2022
2023
2024
2023 carry accrual from YPF-related assets

Burford Capital 28

Debt Structure and Ratios

- Debt payable of $1,764 million as of December 31, 2024, up from $1,535 million one year ago driven by January 2024 add-on issuance, and offset by open market repurchases during FY24
- During FY24, $51 million of 2025 bonds due in August 2025 were purchased in the open market leaving $129 million outstanding as of December 31, 2024, with $220 million of additional principal due in December 2026
- WAL of outstanding debt is 4.5 years, compared to 2.5 years for our concluded and partially concluded portfolio track record, and 3.1 years for active deployments as of December 31, 2024
- Ratio of consolidated indebtedness to net tangible equity remained consistent throughout FY24 and leverage remains well within our covenant thresholds

Maturity of debt outstanding
($ in millions)



129
220
400
360
675
2024
2025[2]
2026[3]
2027
2028
2029
2030
2031

Weighted Average Life (WAL)

Debt Outstanding	Concluded Assets[1]	Active Deployments
4.5 yrs	2.6 yrs	3.1 yrs

Weighted Average Cost of Debt	7.3%

Consolidated net debt as a % of consolidated tangible assets[4]
As of period end



50%
22%
20%
December 31, 2023
December 31, 2024

Consolidated indebtedness / net tangible equity[4,5]
As of period end



1.5x-2.0x US bond covenant level
0.7x
0.8x
December 31, 2023
December 31, 2024

1) Weighted by realizations as of December 31, 2024.
2) During the year ended December 31, 2024, Burford Capital Finance LLC purchased in open market transactions approximately $50.6 million of the 2025 bonds.
3) Sterling denominated debt converted to US Dollars using exchange rate of $1.2529 as of December 31, 2024.
4) See reconciliations for details on calculating consolidated net debt as a percentage of consolidated tangible assets and consolidated indebtedness as a percentage of net tangible equity.
5) Represents calculations under the 6.250% Senior Notes due 2028 and the 6.875% Senior Notes due 2030. See reconciliations for calculations of consolidated indebtedness as a percentage of consolidated equity under the 9.250% Senior Notes due 2031.

Burford Capital 29

Four Pillars of Burford's Value Proposition

1. Core portfolio

- Principal Finance cumulative realizations since inception through December 31, 2024 of $3.3 billion with an 87% ROIC (up from 82% as of December 31, 2023) and a 26% IRR
- Group-wide portfolio of $7.4 billion as of December 31, 2024
- Cash generation momentum accelerated in FY24 with a record $641 million of Principal Finance realizations from a mix of pre- and post-pandemic vintages

2. Origination platform

- Market leader[1] with 160 full-time employees as of December 31, 2024, including 47 lawyers on staff, across our offices in the US, UK, UAE and Singapore and other jurisdictions around the world where we do not have formal offices
- Scale and scope enable Burford to structure large transactions for major law firms and corporates, including two Fortune 50 companies
- New business generation continued to thrive in FY24 with $886 million of group-wide new commitments

3. Asset management

- Asset manager for eight private funds focused on pre-settlement, post-settlement and lower risk legal finance with $3.5 billion in AUM as of December 31, 2024
- Arrangement with sovereign wealth fund (BOF-C) a key driver of Burford-only asset management income, producing 80% of FY24 asset management income and $171 million since BOF-C's inception in December 2018

4. YPF-related assets[2]

- Enforcement of $16 billion final judgment against Argentina has commenced
- Fair value of YPF-related assets of $1.5 billion on a Burford-only basis as of December 31, 2024
- YPF-related assets have already produced $236 million in realizations, more than 3x total deployed capital

[1] Litigation Finance Insider, at https://litigationfinanceinsider.com/c/league-leaders/.
[2] See slide 21 for additional information with respect to the YPF appeal and enforcement processes and related disclaimers.

Burford Capital 30

Consolidated Financial Statement Reconciliations

Statement of Operations for the three months ended December 31, 2024 and 2023

	Three months ended December 31, 2024			Three months ended December 31, 2023		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	82,572	(36,672)	45,900	325,810	(105,841)	219,969
Plus/(Less): Third-party interests in capital provision assets	4,256	(4,256)	-	(43,319)	43,319	-
Asset management income/(loss)	1,686	13,671	15,357	1,875	20,655	22,530
Marketable securities income/(loss) and interest	3,968	(76)	3,892	5,849	(91)	5,758
Other income/(loss)	543	-	543	2,358	-	2,358
Total revenues	**93,025**	**(27,333)**	**65,692**	**292,573**	**(41,958)**	**250,615**
Operating expenses						
Compensation and benefits						
Salaries and benefits	12,770	-	12,770	10,951	-	10,951
Annual incentive compensation	14,707	-	14,707	16,916	-	16,916
Share-based and deferred compensation	(1,440)	-	(1,440)	5,944	-	5,944
Long-term incentive compensation including accruals	9,996	-	9,996	75,536	-	75,536
General, administrative and other	6,503	(1)	6,502	8,567	(899)	7,668
Case-related expenditures ineligible for inclusion in asset cost	(2,233)	(225)	(2,458)	2,323	(1,177)	1,146
Total operating expenses	**40,303**	**(226)**	**40,077**	**120,237**	**(2,076)**	**118,161**
Operating income	**52,722**	**(27,107)**	**25,615**	**172,336**	**(39,882)**	**132,454**
Other expenses						
Finance costs	34,161	-	34,161	28,445	-	28,445
Foreign currency transactions (gains)/losses	2,372	(194)	2,178	(603)	(17)	(620)
Total other expenses	**36,533**	**(194)**	**36,339**	**27,842**	**(17)**	**27,825**
Income/(loss) before income taxes	**16,189**	**(26,913)**	**(10,724)**	**144,494**	**(39,865)**	**104,629**
Provision for/(benefit from) income taxes	2,244	-	2,244	4,534	-	4,534
Net income/(loss)	**13,945**	**(26,913)**	**(12,968)**	**139,960**	**(39,865)**	**100,095**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

Burford Capital 32

Statement of Operations for the years ended December 31, 2024 and 2023

($ in thousands)	Twelve months ended December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)	Twelve months ended December 31, 2023 Consolidated	Third-party interests	Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	552,066	(163,942)	388,124	1,341,923	(445,552)	896,371
Plus/(Less): Third-party interests in capital provision assets	(42,384)	42,384	-	(279,263)	279,263	-
Asset management income/(loss)	8,340	36,287	44,627	7,642	56,070	63,712
Marketable securities income/(loss) and interest	25,014	(436)	24,578	12,208	(141)	12,067
Other income/(loss)	3,051	-	3,051	4,392	-	4,392
Total revenues	**546,087**	**(85,707)**	**460,380**	**1,086,902**	**(110,360)**	**976,542**
Operating expenses						
Compensation and benefits						
Salaries and benefits	42,418	-	42,418	39,788	-	39,788
Annual incentive compensation	29,210	-	29,210	32,697	-	32,697
Share-based and deferred compensation	8,822	-	8,822	21,128	-	21,128
Long-term incentive compensation including accruals	43,209	-	43,209	127,471	-	127,471
General, administrative and other	31,025	(573)	30,452	33,656	(873)	32,783
Case-related expenditures ineligible for inclusion in asset cost	801	(1,858)	(1,057)	16,496	(1,825)	14,671
Total operating expenses	**155,485**	**(2,431)**	**153,054**	**271,236**	**(2,698)**	**268,538**
Operating income	**390,602**	**(83,276)**	**307,326**	**815,666**	**(107,662)**	**708,004**
Other expenses						
Finance costs	135,593	-	135,593	99,135	1	99,136
Foreign currency transactions (gains)/losses	1,421	(177)	1,244	(21,752)	15	(21,737)
Total other expenses	**137,014**	**(177)**	**136,837**	77,383	16	**77,399**
Income/(loss) before income taxes	**253,588**	**(83,099)**	**170,489**	**738,283**	**(107,678)**	**630,605**
Provision for/(benefit from) income taxes	24,005	-	24,005	20,084	-	20,084
Net income/(loss)	**229,583**	**(83,099)**	**146,484**	**718,199**	**(107,678)**	**610,521**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

Burford Capital 33

Statement of Financial Position as of December 31, 2024 and 2023

($ in thousands)	December 31, 2024 Consolidated	December 31, 2024 Third-party interests	December 31, 2024 Total segments (Burford-only)	December 31, 2023 Consolidated	December 31, 2023 Third-party interests	December 31, 2023 Total segments (Burford-only)
Assets						
Cash and cash equivalents	469,930	(28,269)	441,661	220,549	(24,634)	195,915
Marketable securities	79,020	-	79,020	107,561	-	107,561
Other assets	61,006	114,475	175,481	63,464	96,653	160,117
Due from settlement of capital provision assets	183,858	(207)	183,651	265,540	(80,273)	185,267
Capital provision assets	5,243,917	(1,672,693)	3,571,224	5,045,388	(1,613,276)	3,432,112
Goodwill	133,948	-	133,948	133,965	-	133,965
Deferred tax asset	3,346	-	3,346	927	-	927
Total assets	**6,175,025**	**(1,586,694)**	**4,588,331**	**5,837,394**	**(1,621,530)**	**4,215,864**
Liabilities						
Debt interest payable	12,097	-	12,097	34,416	-	34,416
Other liabilities	141,973	(2,238)	139,735	122,199	(412)	121,787
Long-term incentive compensation payable	217,552	-	217,552	183,134	-	183,134
Debt payable	1,763,612	-	1,763,612	1,534,730	-	1,534,730
Financial liabilities relating to third-party interests in capital provision assets	747,053	(747,053)	-	704,196	(704,196)	-
Deferred tax liability	35,903	-	35,903	50,939	-	50,939
Total liabilities	**2,918,190**	**(749,291)**	**2,168,899**	**2,629,614**	**(704,608)**	**1,925,006**
Total shareholders' equity	**3,256,835**	**(837,403)**	**2,419,432**	**3,207,780**	**(916,922)**	**2,290,858**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

Burford Capital 34

Burford Capital Management’s Update on SOX Controls and Procedures 35 Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15(b) under the Exchange Act as of December 31, 2024. Based on such evaluation, including third-party input from industry professionals, our Chief Executive Officer and Chief Financial Officer have concluded that, as of December 31, 2024, we have not yet fully remediated the material weakness previously disclosed in our 2023 Form 20-F relating to a lack of available evidence to demonstrate the precision of management’s review of the controls to determine certain assumptions used in the measurement of the fair value of capital provision assets and thus our disclosure controls and procedures were not effective. This material weakness did not result in misstatements to our consolidated financial statements for any of the periods presented. As outlined below, as of December 31, 2024, certain remediation measures were implemented and operating but were not in place for a sufficient amount of time for the material weakness to be considered remediated. Our management conducted an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2024. In conducting this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework (2013). Based on such assessment, including third-party input from industry professionals, our management has concluded that, as of December 31, 2024, we have not yet fully remediated the material weakness previously disclosed in our 2023 Form 20-F relating to a lack of available evidence to demonstrate the precision of management’s review of the controls to determine certain assumptions used in the measurement of the fair value of capital provision assets and thus the Company’s internal control over financial reporting was not effective. This ongoing material weakness did not result in misstatements to our consolidated financial statements for any of the periods presented. Remediation efforts to address the material weakness The aforementioned material weakness was previously disclosed in our 2023 Form 20-F. While the Company has improved its policies and procedures with respect to evidencing the precision of management’s review of the controls to determine certain assumptions used in the measurement of the fair value of capital provision assets, the material weakness will not be considered remediated until management designs and implements controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. Accordingly, the Company will continue to assess its remediation measures during the year ending December 31, 2025, to confirm effective remediation of the identified material weakness. During the year ended December 31, 2024, management engaged in implementing the following remedial actions: • Adopted new policies relating to the precision of management’s review controls • Implemented new procedures to retain documentary evidence of the operation of that review in accordance with the new policies • Provided training and guidance to the control operators on the new policies and procedures to enhance the evidence of management review The remediation steps we are implementing are subject to ongoing management review and Audit Committee oversight to ensure they remain in place and continue to operate in order to be deemed effective.

Other Reconciliations

Cash Receipts (Quarterly)

($ in thousands)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
	For the three months ended								
Consolidated proceeds from capital provision assets	222,444	395,943	125,344	247,561	119,208	132,147	163,522	144,485	105,464
Plus/(Less): Third-party interests	(92,170)	(91,185)	(36,841)	(120,036)	(22,709)	(7,074)	(26,950)	(60,563)	(11,720)
Total segments (Burford-only) proceeds from capital provision assets	**130,274**	**304,758**	**88,503**	**127,525**	**96,499**	**125,073**	**136,572**	**83,922**	**93,744**
Less: Loss on financial liabilities at fair value through profit or loss	-	(2,583)	-	-	-	-	-	-	-
Burford-only total proceeds from capital provision assets	**130,274**	**302,175**	**88,503**	**127,525**	**96,499**	**125,073**	**136,572**	**83,922**	**93,744**
Consolidated asset management income	1,686	3,147	1,644	1,863	1,875	1,876	1,894	1,997	2,025
Plus/(Less): Eliminated income from funds	13,671	7,963	9,843	4,810	20,655	14,265	3,790	17,360	12,733
Total segments (Burford-only) asset management income	**15,357**	**11,110**	**11,487**	**6,673**	**22,530**	**16,141**	**5,684**	**19,357**	**14,758**
Plus/(Less): Non-cash adjustments[1]	(6,055)	(9,389)	(495)	(2,197)	(19,254)	(10,409)	5,358	(7,086)	(11,794)
Burford-only proceeds from asset management income	**9,302**	**1,721**	**10,992**	**4,476**	**3,276**	**5,732**	**11,042**	**12,271**	**2,964**
Burford-only proceeds from marketable securities interest and dividends	5,418	4,567	5,093	5,476	2,672	2,062	682	881	1,740
Burford-only proceeds from other income	(1,395)	2,028	2,775	217	7,030	(73)	1,485	83	66
Burford-only proceeds from other items	**4,023**	**6,595**	**7,868**	**5,693**	**9,702**	**1,989**	**2,167**	**964**	**1,806**
Cash receipts	**143,599**	**310,491**	**107,363**	**137,694**	**109,477**	**132,794**	**149,781**	**97,157**	**98,514**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

Burford Capital 37

Cash Receipts (Annual)

($ in thousands)	Year ended December 31, 2024	2023	2022	2021	2020
Consolidated proceeds from capital provision assets	991,292	559,362	387,786	396,415	557,913
Plus/(Less): Elimination of third-party interests	(340,232)	(117,296)	(81,857)	(139,826)	(60,487)
Total segments (Burford-only) proceeds from capital provision assets	**651,060**	**442,066**	**305,929**	**256,589**	**497,426**
Less: Loss on financial liabilities at fair value through profit or loss	(2,583)	-	-	-	-
Burford-only total proceeds from capital provision assets	**648,477**	**442,066**	**305,929**	**256,589**	**497,426**
Consolidated asset management income	8,340	7,642	9,116	14,396	15,106
Plus/(Less): Eliminated income from funds	36,287	56,070	46,964	14,349	13,938
Total segments (Burford-only) asset management income	**44,627**	**63,712**	**56,080**	**28,745**	**29,044**
Plus/(Less): Non-cash adjustments[1]	(18,136)	(31,391)	(41,321)	(10,246)	(12,697)
Burford-only proceeds from asset management income	**26,491**	**32,321**	**14,759**	**18,499**	**16,347**
Burford-only proceeds from marketable securities interest and dividends	20,554	6,297	3,585	2,625	1,418
Burford-only proceeds from other income	3,625	8,525	3,713	3,753	3,555
Burford-only proceeds from other items	**24,179**	**14,822**	**7,298**	**6,378**	**4,973**
Cash receipts	**699,147**	**489,209**	**327,986**	**281,466**	**518,746**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

Burford Capital 38

Burford Capital Principal Finance Deployments 39 For the three months ended Third-party Total segments Adjusted ($ in thousands) Consolidated interests (Burford-only ) Adjustments Burford-only December 31, 2024 154,194 (25,376) 128,818 (2,557) 126,261 September 30, 2024 98,150 (24,447) 73,703 137 73,840 June 30, 2024 177,341 (47,366) 129,975 3,123 133,098 March 31, 2024 125,403 (58,587) 66,816 699 67,515 December 31, 2023 135,761 (58,559) 77,202 5,742 82,944 September 30, 2023 101,947 (35,499) 66,448 (5,086) 61,362 June 30, 2023 325,634 (130,304) 195,330 (745) 194,585 March 31, 2023 118,685 (45,872) 72,813 (153) 72,660 December 31, 2022 315,987 (117,532) 198,455 (1,575) 196,880 Third-party Total segments Adjusted ($ in thousands) Consolidated interests (Burford-only ) Adjustments Burford-only For the year ended December 31, 2024 555,088 (155,776) 399,312 1,402 400,714 For the year ended December 31, 2023 682,027 (270,234) 411,793 (242) 411,551 For the year ended December 31, 2022 727,298 (245,001) 482,297 (4,868) 477,429 For the year ended December 31, 2021 673,965 (224,760) 449,205 (1,034) 448,171 For the year ended December 31, 2020 297,143 (21,459) 275,684 (23,750) 251,934

Principal Finance Realizations

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted Burford-only
For the three months ended					
December 31, 2024	348,023	(92,377)	255,646	(2,221)	253,425
September 30, 2024	254,165	(91,185)	162,980	5,436	168,416
June 30, 2024	191,883	(36,841)	155,042	1,704	156,746
March 31, 2024	112,971	(39,763)	73,208	(10,671)	62,537
December 31, 2023	313,660	(101,228)	212,432	24,191	236,623
September 30, 2023	108,737	(7,075)	101,662	(9,157)	92,505
June 30, 2023	157,584	(26,949)	130,635	7,021	137,656
March 31, 2023	128,312	(60,386)	67,926	(4,084)	63,842
December 31, 2022	169,719	(11,497)	158,222	143	158,365

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted Burford-only
For the year ended December 31, 2024	907,042	(260,166)	646,876	(5,752)	641,124
For the year ended December 31, 2023	708,293	(195,638)	512,655	17,971	530,626
For the year ended December 31, 2022	426,734	(69,603)	357,131	3,400	360,531
For the year ended December 31, 2021	455,148	(164,786)	290,362	8,822	299,184
For the year ended December 31, 2020	540,294	(13,992)	526,302	(17,157)	509,145

Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only

($ in millions)	Consolidated	Eliminations and adjustments	Total segments (Burford-only)
For the year ended December 31, 2024	3,617	(286)	3,331

Burford Capital 40

Burford Capital Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 41 * Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) December 31, 2024 December 31, 2023 Burford Capital Limited equity 2,419,432 2,290,858 Less: Goodwill (133,948) (133,965) Tangible book value attributable to Burford Capital Limited 2,285,484 2,156,893 Basic ordinary shares outstanding 219,421,904 218,962,441 Tangible book value attributable to Burford Capital Limited per ordinary share 10.42 9.85 Rolling Return on Tangible Common Equity (3 yrs) ($ in thousands) December 31, 2024 December 31, 2023 December 31, 2022 December 31, 2021 Total Burford Capital Limited equity 2,419,432 2,290,858 1,742,584 1,695,872 Less: Goodwill (133,948) (133,965) (133,912) (134,019) Tangible book value attributable to Burford Capital Limited 2,285,484 2,156,893 1,608,672 1,561,853 Net income (loss) attributable to Burford Capital Limited shareholders 146,484 610,522 30,506 Rolling Return on tangible common equity (3 yrs) 14%

Burford Capital Covenant calculations as of December 31, 2024 and 2023 42 Consolidated net debt to consolidated tangible assets ratio calculation Consolidated Indebtedness to Net Tangible Equity Ratio calculation 1) Represents the total principal amount of debt outstanding as set forth in the 2Q24 quarterly report. Debt securities denominated in pound sterling have been converted to US dollar using GBP/USD exchange rates of $1.2529 and $1.2747 as of December 31, 2024 and December 31, 2023, respectively. Consolidated Indebtedness to Consolidated Equity Ratio calculation ($ in thousands) December 31, 2024 December 31, 2023 Total principal amount of debt outstanding(1) 1,783,690 1,563,073 Less: Cash and cash equivalents (469,930) (220,549) Less: Marketable securities (79,020) (107,561) Consolidated net debt 1,234,740 1,234,963 Total assets 6,175,025 5,837,394 Less: Goodwill (133,948) (133,965) Consolidated tangible assets 6,041,077 5,703,429 Consolidated net debt to consolidated tangible assets ratio 20% 22% ($ in thousands) December 31, 2024 December 31, 2023 Debt payable 1,763,612 1,534,730 Less: Debt attributable to Unrestricted Subsidiaries - - Consolidated Indebtedness 1,763,612 1,534,730 Total equity 3,256,835 3,207,780 Less: Equity attributable to Unrestricted Subsidiaries (822,492) (901,146) Less: Goodwill (133,948) (133,965) Net Tangible Equity 2,300,395 2,172,669 Consolidated Indebtedness to Net Tangible Equity Ratio 0.8x 0.7x ($ in thousands) December 31, 2024 December 31, 2023 Debt payable 1,763,612 1,534,730 Less: Debt attributable to Unrestricted Subsidiaries - - Less: The lesser of specified cash and cash equivalent or $100 million (100,000) (100,000) Consolidated Indebtedness 1,663,612 1,434,730 Total equity 3,256,835 3,207,780 Less: Equity attributable to Unrestricted Subsidiaries (822,492) (901,146) Consolidated Equity 2,434,343 2,306,634 Consolidated Indebtedness to Consolidated Equity Ratio 0.7x 0.6x

YPF-related Income

Capital provision income, excluding YPF-related assets reconciliation

($ in thousands)	For the three months ended December 31, 2024			For the three months ended December 31, 2023		
	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Net realized gains/(losses)	177,392	(35,755)	141,637	80,287	(17,431)	62,856
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	(62,587)	(6,075)	(68,662)	118,834	(46,232)	72,602
Income on capital provision assets, excluding YPF	**114,805**	**(41,830)**	**72,975**	**199,121**	**(63,663)**	**135,458**
Fair value adjustment during the period (YPF-only)	(14,620)	4,789	(9,831)	124,773	(41,371)	83,402
Other	(17,613)	369	(17,244)	1,916	(807)	1,109
Total capital provision income	**82,572**	**(36,672)**	**45,900**	**325,810**	**(105,841)**	**219,969**

($ in thousands)	For the year ended December 31, 2024			For the year ended December 31, 2023		
	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Net realized gains/(losses)	439,665	(112,491)	327,174	251,618	(64,242)	187,376
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	819	(9,398)	(8,579)	261,633	(103,704)	157,929
Income on capital provision assets, excluding YPF	**440,484**	**(121,889)**	**318,595**	**513,251**	**(167,946)**	**345,305**
Fair value adjustment during the period (YPF-only)	127,162	(42,582)	84,580	820,011	(277,102)	542,909
Other	(15,580)	529	(15,051)	8,661	(504)	8,157
Total capital provision income	**552,066**	**(163,942)**	**388,124**	**1,341,923**	**(445,552)**	**896,371**

Burford Capital 43

Burford Capital YPF-related Fair Value and Realizations 44 YPF cumulative realizations - reconciliation of consolidated to Burford-only YPF fair value - reconciliation of consolidated to Burford-only Elimination of Since deployment third-party ($ in millions) Consolidated interests Burford-only Realizations - 236 236 December 31, 2024 December 31, 2023 Total Total Third-party segments Third-party segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Capital provision assets 5,243,917 (1,672,693) 3,571,224 5,045,388 (1,613,276) 3,432,112 Deployed cost 2,341,377 (668,784) 1,672,593 2,280,563 (668,281) 1,612,282 Deployed cost on YPF-related assets 76,405 (6,829) 69,576 67,167 (6,829) 60,338 Deployed cost, excluding YPF-related assets 2,264,972 (661,955) 1,603,017 2,213,396 (661,452) 1,551,944 Unrealized gains 2,902,540 (1,003,909) 1,898,631 2,764,825 (944,995) 1,819,830 Unrealized gains on YPF-related assets 2,118,112 (722,213) 1,395,899 1,990,950 (679,631) 1,311,319 Unrealized gains, excluding YPF-related assets 784,428 (281,696) 502,732 773,875 (265,364) 508,511

Asset Management Income

Asset management income

($ in thousands)	Year ended December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)	Year ended December 31, 2023 Consolidated	Third-party interests	Total segments (Burford-only)	Year ended December 31, 2022 Consolidated	Third-party interests	Total segments (Burford-only)
Management fee income	6,840	-	6,840	7,642	108	7,750	7,321	312	7,633
Performance fee income	1,500	-	1,500	-	-	-	1,795	-	1,795
Income from BOF-C	-	36,287	36,287	-	55,962	55,962	-	46,652	46,652
Total asset management income	**8,340**	**36,287**	**44,627**	**7,642**	**56,070**	**63,712**	**9,116**	**46,964**	**56,080**

($ in thousands)	Year ended December 31, 2021 Consolidated	Third-party interests	Total segments (Burford-only)	Year ended December 31, 2020 Consolidated	Third-party interests	Total segments (Burford-only)
Management fee income	8,667	1,843	10,510	8,706	2,748	11,454
Performance fee income	5,729	-	5,729	6,400	-	6,400
Income from BOF-C	-	12,506	12,506	-	11,190	11,190
Total asset management income	**14,396**	**14,349**	**28,745**	**15,106**	**13,938**	**29,044**

Cumulative life-to-date income from BOF-C

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Cumulative total segments (Burford-only)
Year ended December 31, 2024	-	36,287	36,287	171,200

Burford Capital 45

Undrawn Commitments

($ in thousands)	December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	962,808	(189,135)	773,673
Discretionary	1,032,433	(214,568)	817,865
Legal risk (definitive)	41,318	-	41,318
Total capital provision undrawn commitments	**2,036,559**	**(403,703)**	**1,632,856**

($ in thousands)	December 31, 2023 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	839,973	(248,031)	591,942
Discretionary	977,733	(211,196)	766,537
Legal risk (definitive)	55,583	(6,057)	49,526
Total capital provision undrawn commitments	**1,873,289**	**(465,284)**	**1,408,005**

($ in thousands)	December 31, 2022 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	817,186	(225,446)	591,740
Discretionary	822,348	(182,147)	640,201
Legal risk (definitive)	81,193	(5,853)	75,340
Total capital provision undrawn commitments	**1,720,727**	**(413,446)**	**1,307,281**

($ in thousands)	December 31, 2021 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	703,417	(180,591)	522,826
Discretionary	701,107	(173,684)	527,423
Legal risk (definitive)	88,260	(6,233)	82,027
Total capital provision undrawn commitments	**1,492,784**	**(360,508)**	**1,132,276**

($ in thousands)	December 31, 2020 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	477,921	(130,694)	347,227
Discretionary	682,721	(107,958)	574,763
Legal risk (definitive)	93,970	(6,233)	87,737
Total capital provision undrawn commitments	**1,254,612**	**(244,885)**	**1,009,727**

Burford Capital 46

Capital Provision Income

($ in thousands)	Three months ended December 31, 2024 Consolidated	Three months ended December 31, 2024 Third-party interests	Three months ended December 31, 2024 Total segments (Burford-only)	Three months ended December 31, 2023 Consolidated	Three months ended December 31, 2023 Third-party interests	Three months ended December 31, 2023 Total segments (Burford-only)
Net realized gains/(losses)	177,392	(35,755)	141,637	80,287	(17,431)	62,856
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	(77,207)	(1,286)	(78,493)	243,607	(87,603)	156,004
Income on capital provision assets	**100,185**	**(37,041)**	**63,144**	**323,894**	**(105,034)**	**218,860**
Interest and other income	-	-	-	650	-	650
Foreign exchange gains/(losses)	(11,502)	369	(11,133)	1,266	(807)	459
Net income/(loss) on due from settlement of capital provision assets	(6,111)	-	(6,111)	-	-	-
Total capital provision income	**82,572**	**(36,672)**	**45,900**	**325,810**	**(105,841)**	**219,969**

($ in thousands)	Year ended December 31, 2024 Consolidated	Year ended December 31, 2024 Third-party interests	Year ended December 31, 2024 Total segments (Burford-only)	Year ended December 31, 2023 Consolidated	Year ended December 31, 2023 Third-party interests	Year ended December 31, 2023 Total segments (Burford-only)
Net realized gains/(losses)	439,665	(112,491)	327,174	251,618	(64,242)	187,376
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	127,981	(51,980)	76,001	1,081,644	(380,806)	700,838
Income on capital provision assets	**567,646**	**(164,471)**	**403,175**	**1,333,262**	**(445,048)**	**888,214**
Interest and other income	-	-	-	650	-	650
Foreign exchange gains/(losses)	(15,701)	529	(15,172)	8,012	(505)	7,507
Net gains/(losses) on financial liabilities at fair value through profit or loss	(2,583)	-	(2,583)	-	-	-
Net income/(loss) on due from settlement of capital provision assets	2,704	-	2,704	(1)	1	-
Total capital provision income	**552,066**	**(163,942)**	**388,124**	**1,341,923**	**(445,552)**	**896,371**

Burford Capital 47

Burford Capital Net realized gains/(losses) 48 Net realized gains/(losses) Principal Excluding ($ in thousands) Finance Less: private funds private funds For the year ended December 31, 2024 327,174 (2,567) 324,607 For the year ended December 31, 2023 187,376 (933) 186,443 For the year ended December 31, 2022 134,473 (1,116) 133,357 For the year ended December 31, 2021 127,296 1,133 128,429 For the year ended December 31, 2020 181,599 (1,915) 179,684 For the three months ended Net realized gains/(losses) Principal Excluding ($ in thousands) Finance Less: private funds private funds December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 June 30, 2024 99,153 - 99,153 March 31, 2024 29,894 (1,140) 28,754 December 31, 2023 62,856 48 62,904 September 30, 2023 30,126 (981) 29,145 June 30, 2023 58,781 - 58,781 March 31, 2023 35,613 - 35,613 December 31, 2022 70,517 (30) 70,487

Burford Capital Glossary 49 Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets funded directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services includes the management of legal finance assets on behalf of third-party investors through private funds, and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset, which adds to our deployed cost in such asset.

Burford Capital Glossary (continued) 50 Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation which refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets financed by third-party capital through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Portfolio Portfolio is defined as the fair value of capital provision assets plus the undrawn commitments to capital provision assets. Principal Finance segment One of our two reportable segments. Principal Finance includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by Burford. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC.

Burford Capital Glossary (continued) 51 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (consolidated statements of operations) or cumulatively (consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.